UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  3/25/2014

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

10183 North Aero Drive, Suite 2

Hayden, ID 83835

(Address of principal executive offices)

(208) 591-3281

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 25, 2014, Greenplex Services, Inc. (“Greenplex”) entered into an Option to Joint Venture agreement with CannaSafe Analytics LLC, pursuant to which Greenplex Services, Inc. agreed to contribute a total of One Million Five Hundred Thousand Dollars as its capital contribution to a fifty-fifty joint venture to be organized and referred to as the CannaSafe-Greenplex LLC.  The option agreement calls for the contributions to be made in two $750,000 increments by Greenplex prior to June 6, 2014.  The first contribution is to be made on or before May 23, 2014.  Upon formation of  CannaSafe-Greenplex LLC, CannaSafe will contribute certain business assets, know-how, diagnostic testing know-how and proprietary intellectual property to the CannaSafe-Greenplex LLC joint venture.  As a consideration for entering into the Option to Joint Venture, Greenplex agreed to pay CannaSafe Analytics LLC $50,000 as a non-refundable deposit.  CannaSafe Analytics LLC is based in Temecula, California and is the only ISO/IEC 17925-2005 accredited cannabinoid profiling laboratory in the United States.  CannaSafe is accredited in accordance with the recognized International Standard ISO/IEC 17025-2005 and this accreditation demonstrates technical competence for a defined scope and operation of a laboratory quality management system.

On March 25, 2014, Greenplex entered into a definitive agreement with a private accredited investor and executed a ninety day promissory note relating to a loan in the amount of $60,000 at 6% interest per annum. As a consideration of the loan, Greenplex has agreed to issue a three years stock purchase warrant to purchase 50,000 shares of restricted common stock at $.10 per share.

There were no fees, commissions or professional fees for services rendered in connection with the promissory note.  The transaction was arranged and undertaken by the officers of Greenplex.

Item 8.01  Other Events

Pursuant to a unanimous written consent of the members of the board of directors of Greenplex dated March 25, 2014, the directors declared a 11 for 1 forward stock split with an effective date to be determined at such time as the appropriate filings have been made with and approved by FINRA.  The estimated effective date of the forward split is April 15, 2014.  All shareholders of record as of the effective date will receive 10 additional shares of common stock for each share owned as of the record date.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits:

Exhibit No.	Description
10.1	Option to Joint Venture agreement with CannaSafe Analytics LLC dated March 25, 2014

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenplex Services, Inc. (Registrant)

Date: March 28, 2014

By: /s/    Kyle W. Carlson

Kyle W. Carlson

President, Secretary/Treasurer and CFO

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